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                         GLOBE BUSINESS RESOURCES, INC.
                 EXHIBIT 23 - CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-27997) and Form S-8 (No. 333-02252,
No. 333-32613 No. 333-60303) of Globe Business Resources, Inc. of our report dated May 2, 2000, except for Note 11, as to which the date is May 10, 2000, on our audits of the consolidated financial statements of Globe Business Resources, Inc. as of and for the three years ended February 29, 2000, which report is included in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP
Cincinnati, Ohio
May 19, 2000


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